Exhibit 10.36

RESTRICTIVE COVENANT AGREEMENT
This Restrictive Covenant Agreement (this “Agreement”) is made and entered into effective as of the date set forth on the signature page hereto, by and between ZoomInfo Technologies Inc., a Delaware corporation (the “Company”), and the individual set forth on the signature page hereto (the “Participant”).
W I T N E S S E T H :
WHEREAS, the Company maintains the ZoomInfo Technologies Inc. 2020 Omnibus Incentive Plan (the “Plan”); and
WHEREAS, the Participant is to receive an Award (as defined under the Plan) under the Plan, a condition of the receipt of which is the Participant’s agreement to enter into this Agreement and abide by the covenants contained herein.
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Participant hereby agree as follows:
Section 1.Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth on Appendix A, attached hereto.
Section 2.    General. Participant acknowledges and recognizes the highly competitive nature of the business of the Company Group, that access to Confidential Information renders Participant special and unique within the industry of the Company Group, and that Participant will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the Company Group during the course of and as a result of Participant’s employment with or services provided to the Company Group. In light of the foregoing, as a condition of Participant’s receipt of an Award under the Plan, and in consideration thereof, Participant acknowledges and agrees to the covenants contained in this Agreement. Participant further recognizes and acknowledges that the restrictions and limitations set forth in this Agreement are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group.
Section 3.    Confidential Information.
(a)    Participant acknowledges that, during the Period of Services, Participant will have access to information about the Company Group and that Participant’s employment with the Company shall bring Participant into close contact with confidential and proprietary information of the Company Group. In recognition of the foregoing, Participant agrees, at all times during the Period of Services and thereafter, to hold in confidence, and not to use, except for the benefit of the Company Group, or to disclose to any Person without written authorization of the Company, any Confidential Information.

(b)    Nothing in this Agreement shall prohibit or impede Participant from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. Participant understands and acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Participant understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance will Participant be authorized to disclose any information covered by attorney-client privilege or attorney work product of any member of the Company Group without prior written consent of the Company’s General Counsel or other officer designated by the Company. Participant does not need the prior authorization of (or to give notice to) any member of the Company Group regarding any communication, disclosure, or activity permitted by this paragraph.
Section 4.    Assignment of Intellectual Property.
(a)    Participant agrees that Participant will, without additional compensation, promptly make full written disclosure to the Company, and will hold in trust for the sole right and benefit of the Company all developments, original works of authorship, inventions, concepts, know-how, improvements, trade secrets, and similar proprietary rights, whether or not patentable or registrable under copyright or similar laws, which Participant may (or have previously) solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the Period of Services, whether or not during regular working hours, provided they either (i) relate at the time of conception or reduction to practice of the invention to the business of any member of the Company Group, or actual or demonstrably anticipated research or development of any member of the Company Group; (ii) result from or relate to any work performed for any member of the Company Group; or (iii) are developed through the use of equipment, supplies, or facilities of any member of the Company Group, or any Confidential Information, or in consultation with personnel of any member of the Company Group (collectively referred to as “Developments”). Participant further acknowledges that all Developments made by Participant (solely or jointly with others) within the scope of and during the Period of Services are “works made for hire” (to the greatest extent permitted by applicable law) for which Participant is, in part, compensated by Participant’s base salary, director fees and/or consulting fees, as applicable, unless regulated otherwise by law, but that, in the event any such Development is deemed not to be a work made for hire, Participant hereby assigns to the Company, or its designee, all Participant’s right, title, and interest throughout the world in and to any such Development.

(b)    Participant agrees to assist the Company, or its designee, at the Company’s expense, in every way to secure the rights of the Company Group in the Developments and any copyrights, patents, trademarks, service marks, database rights, domain names, mask work rights, moral rights, and other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments that the Company shall deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company Group the sole and exclusive right, title, and interest in and to such Developments, and any intellectual property and other proprietary rights relating thereto. Participant further agrees that Participant’s obligation to execute or cause to be executed, when it is in Participant’s power to do so, any such instrument or papers shall continue after the termination of the Period of Services until the expiration of the last such intellectual property right to expire in any country of the world; provided, however, the Company shall reimburse Participant for Participant’s reasonable expenses incurred in connection with carrying out the foregoing obligation. If the Company is unable because of Participant’s mental or physical incapacity or unavailability for any other reason to secure Participant’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Developments or original works of authorship assigned to the Company as above, then Participant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Participant’s agent and attorney in fact to act for and in Participant’s behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance, and transfer of letters patent or registrations thereon with the same legal force and effect as if originally executed by Participant. Participant hereby waives and irrevocably quitclaims to the Company any and all claims, of any nature whatsoever, that Participant now or hereafter have for past, present, or future infringement of any and all proprietary rights assigned to the Company.
(c)    For California Participants Only. Notwithstanding the foregoing, if Participant primarily provides services to the Company in California, this Section 4(c) shall remain subject to the provisions of California Labor Code Sections 2870, 2871 and 2872. In accordance with Section 2870 of the California Labor Code, Participant’s obligation to assign Participant’s right, title and interest throughout the world in and to all Developments does not apply to any Developments that Participant developed entirely on Participant’s own time without using (x) the equipment, supplies or facilities of the Company or any other member of the Company Group, or (y) Confidential Information, except for those Developments that (A) relate to either the business of the Company Group at the time of conception or reduction to practice of the Development, or actual or demonstrably anticipated research or development of the Company Group or (B) result from any work performed by Participant for the Company Group. A copy of California Labor Code Sections 2870, 2871 and 2872 is attached to this Agreement as Exhibit A. Participant shall disclose all Developments to the Company, even if Participant does not believe that Participant is required under this Agreement, or pursuant to California Labor Code Section 2870, to assign Participant’s interest in such Developments to the Company.

Section 5.    Non-Competition.
(a)    During the Period of Services and the Post-Termination Restricted Period, Participant shall not, directly or indirectly engage in, have any equity interest in, or manage, provide services to or operate any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, member, security holder, consultant or otherwise) that directly or indirectly (through a subsidiary or otherwise) engages in any business which competes with the Business within the United States of America, Israel, or any other jurisdiction in which any member of the Company Group engages in business derives a material portion of its revenues or has demonstrable plans to commence business activities in.
(b)     Massachusetts Participants Only. Massachusetts Participants Only. If Participant is, and has been for at least 30 days immediately preceding the date of the termination of the Period of Services, a resident of or primarily providing services in Massachusetts at the time of the termination of the Period of Services, the following provisions shall apply to the covenant-not-to-compete contained in Section 5(a):
(i)    Such covenant shall not apply during the Post-Termination Restricted Period if the Participant’s employment or services with the Company Group is terminated without Cause (as modified by this Section 5(b)).
(ii)    With respect to any termination event other than by the Company Group without Cause (as modified by this Section 5(b)), the Company, at its option (including based on a determination by the Company in its discretion that additional consideration is required by Massachusetts law to render such covenant enforceable), may elect to enforce such by making garden leave payments to Participant during the Post-Termination Restricted Period (but not for more than 12 months following the end of the Period of Services) at a rate of up to 50% of the highest annualized base salary or service fees, as applicable, paid to Participant by the Company Group within the two (2)-year period preceding the last day of the Period of Services (“Garden Leave Payments”). Any Garden Leave Payments paid to Participant pursuant to this Section 5(b) may be reduced, based on consideration of the fair market value of the incentive compensation provided pursuant to the Award determined in good faith by the Company as of the date of the termination of the Period of Services or by (or may reduce and not be in addition to) any severance or separation pay that Participant is otherwise entitled to receive from any member of the Company Group pursuant to an agreement, plan, or otherwise.
(iii)    The term “Business” shall be limited to that portion to which involves any services provided by Participant during the Period of Services or, with respect to the Post-Termination Restricted Period, during the two (2)-year period preceding the last day of the Period of Services, and the applicable geographic area to which such covenant applies shall, with respect to the Post-Termination Restricted Period, be limited to any such geographic area in which Participant, at any time during the two (2)-year period preceding the last day of the Period of Services, provided services or had material presence or influence.

(iv)    For purposes of this Section 5(b) only (and no other provision of the Plan or Award Agreement), “Cause” shall include any good faith determination by the Company that Participant has significantly underperformed in providing services to the Company Group or engaged in conduct or behavior that violates Company policy or is detrimental to any member of the Company Group or its reputation. Participant acknowledges that Participant was provided at least ten (10) business days to consider this Agreement before signing it, and has been and is hereby advised of the right to consult with counsel of Participant’s choosing concerning its terms. Participant acknowledges and agrees that the benefits provided by the Award and the Garden Leave Payments (where applicable) constitute sufficient mutually agreed-upon consideration for the restrictions contained herein.
(c)    California Participants Only. If Participant primarily provides services in California as of the date of the termination of the Period of Services, Section 5(a) shall not apply during the Post-Termination Restricted Period.
Section 6.    Non-Interference.
(a)    During the Period of Services and the Post-Termination Restricted Period, Participant shall not, directly or indirectly for Participant’s own account or for the account of any other Person, engage in Interfering Activities.
(b)    California Participants Only. If Participant primarily provides services in California as of the date of the termination of the Period of Services, the restrictions set forth in clauses (ii), (iii), and (iv) the definition of Interfering Activities shall not apply during the Post-Termination Restricted Period.
Section 7.    Return of Documents. In the event of Participant’s termination of employment hereunder for any reason, Participant shall deliver to the Company (and will not keep in Participant’s possession, recreate, or deliver to anyone else) any and all Confidential Information and all other documents, materials, information, and property developed by Participant pursuant to Participant’s employment hereunder or otherwise belonging to the Company Group.
Section 8.    Independence; Severability; Blue Pencil. Each of the rights enumerated in this Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company Group at law or in equity. If any of the provisions of this Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, each of the Company and Participant agree that the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form said provision shall then be enforceable.

Section 9.    Injunctive Relief. Participant expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in this Agreement may result in substantial, continuing, and irreparable injury to the members of the Company Group. Therefore, Participant hereby agrees that, in addition to any other remedy that may be available to the Company, any member of the Company Group shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Agreement. Notwithstanding any other provision to the contrary, Participant acknowledges and agrees that the Post-Termination Restricted Period shall be tolled during any period of violation of any of the covenants in this Agreement and during any other period required for litigation during which the Company or any other member of the Company Group seeks to enforce such covenants against Participant if it is ultimately determined that Participant was in breach of such covenants.
Section 10.    Disclosure of Agreement. As long as it remains in effect, Participant will disclose the existence of this Agreement to any prospective employer, partner, co-venturer, investor, or lender prior to entering into an employment, partnership, or other business relationship with such person or entity.
Section 11.    Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof.
Section 12.    Entire Agreement. This Agreement, together with any exhibits attached hereto, constitutes the entire understanding and agreement of the parties hereto regarding the subject matter herein and merges all prior discussions between us. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement. Notwithstanding anything contained in this Section 12 to the contrary, in the event that Participant is subject to similar restrictive covenants contained in any employment, director, consulting or other agreement with any member of the Company Group (“Other Covenants”), the covenants contained in this Agreement shall be in addition to, and not in lieu of, any such Other Covenants, and enforcement by the Company of the covenants contained in this Agreement shall not preclude the applicable member of the Company Group from enforcing such Other Covenants in accordance with their terms.
Section 13.    Governing Law; Waiver of Jury Trial. THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS NON-INTERFERENCE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTION OF THIS AGREEMENT, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

Section 14.    Survival of Operative Sections. This Agreement shall survive any termination of Participant’s employment or service for any reason to the extent necessary to give effect to the provisions thereof.
Section 15.    Successors and Assigns. This Agreement will be binding upon Participant’s heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. Participant expressly acknowledges and agrees that this Agreement may be assigned by the Company without Participant’s consent to any other member of the Company Group as well as any purchaser of all or substantially all of the assets or stock of the Company, whether by purchase, merger, or other similar corporate transaction.
Section 16.    Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

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[Signatures to appear on the following page.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

ZOOMINFO TECHNOLOGIES INC.

By:
Title:
Date:

PARTICIPANT

Name: [Participant]
Date:

APPENDIX A
Definitions
(a)    “Agreement” shall have the meaning set forth in the preamble hereto.
(b)    “Board” shall mean the Board of Directors of the Company.
(c)    “Business” shall mean the activities conducted and services offered by the Company Group, including but not limited to: (i) gathering, cataloging, verifying, updating, and/or providing (A) contact and/or professional profile data on business professionals and/or executives and/or (B) Firmographic Information, Technographic Information, and/or Predictive Intent Information regarding business organizations, and/or (ii) developing, maintaining, distributing, and/or making available technologies for gathering, cataloging, verifying, updating, accessing, using, providing, and/or analyzing such information.
(d)    “Business Relation” shall mean any current or prospective client, customer, licensee, supplier, or other business relation of the Company Group, or any such relation that was a client, customer, licensee or other business relation within the prior six (6) month period, in each case, with whom Participant transacted business or whose identity was known to Participant in connection with Participant’s employment or service with the Company Group.
(e)    “Company Group” shall mean the Company together with any of its direct or indirect subsidiaries.
(f)    “Confidential Information” means information that the Company Group has or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company Group that is not generally known and that the Company wishes to maintain as confidential. Confidential Information includes, but is not limited to, any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company Group, or to the Company Group’s technical data, trade secrets, or know-how, including, but not limited to, research, plans, or other information regarding the Company Group’s products or services and markets, customer lists, and customers (including, but not limited to, customers of the Company on whom Participant called or with whom Participant may become acquainted during the Period of Services), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally, or by drawings or inspection of premises, parts, equipment, or other Company Group property. Notwithstanding the foregoing, Confidential Information shall not include any of the foregoing items that have become publicly and widely known through no unauthorized disclosure by Participant or others who were under confidentiality obligations as to the item or items involved.
(g)    “Firmographic Information” means any information constituting an attribute of a business organization, including but not limited to location(s), organizational structure, industry, product or service offerings, size, employee count, and revenues and other financial information.

(h)    “Interfering Activities” shall mean (i) recruiting, encouraging, soliciting, or inducing, or in any manner attempting to recruit, encourage, solicit, or induce, any Person employed by, or providing consulting services to, any member of the Company Group to terminate such Person’s employment or services (or in the case of a consultant, materially reducing such services) with the Company Group, (ii) soliciting or hiring any individual who was employed by the Company Group within the six (6) month period prior to the date of such hiring, (iii) soliciting or accepting business, in each case, in a manner that is competitive with the Business, from any Business Relation, or (iv) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Business Relation to cease doing business with or reduce the amount of business conducted with the Company Group, or in any way interfering with the relationship between any such Business Relation and the Company Group.
(i)    “Period of Services” shall mean the period commencing on the date the Participant is first employed by, appointed as a board member of, or is engaged as a consultant of, any member of the Company Group and ending on the date such employment, appointment or engagement, as applicable, is terminated for any reason. To the extent that the Participant changes status (e.g., moves from employment to a consulting role), the Period of Services shall not terminate unless otherwise determined by the Board.
(j)    “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint‑stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.
(k)    “Post-Termination Restricted Period” shall mean the period commencing on the date of the termination of the Period of Services for any reason and ending on the 12-month anniversary of such date of termination.
(l)    “Predictive Intent Information” means information tending to, or promoted as tending to, indicate the likelihood of any business organization taking any future action.
(m)    “Technographic Information” shall mean information regarding technologies used by a business organization in the conduct of its business.

Exhibit A

California Labor Code Sections 2870, 2871 and 2872
SECTION 2870
(a)    Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:
(1)    Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or
(2)    Result from any work performed by the employee for the employer.
(b)    To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.
SECTION 2871
No employer shall require a provision made void and unenforceable by Section 2870 as a condition of employment or continued employment. Nothing in this article shall be construed to forbid or restrict the right of an employer to provide in contracts of employment for disclosure, provided that any such disclosures be received in confidence, of all of the employee’s inventions made solely or jointly with others during the term of his or her employment, a review process by the employer to determine such issues as may arise, and for full title to certain patents and inventions to be in the United States, as required by contracts between the employer and the United States or any of its agencies.
SECTION 2872
If an employment agreement entered into after January 1, 1980 contains a provision requiring the employee to assign or offer to assign any of his or her rights in any invention to his or her employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention which qualifies fully under the provisions of Section 2870. In any suit or action arising thereunder, the burden of proof shall be on the employee claiming the benefits of its provisions.